EXHIBIT 99.1

NEWS RELEASE
For Immediate Release

Contact: Scott Veech, Chief Financial Officer
Richard Linden, President & CEO
414.977.4000

MERGE HEALTHCARE ANNOUNCES THIRD QUARTER 2005 RESULTS

Record Revenues of $32.7 Million Generate 38% Operating Margin, 424% Increase in Operating Income and Pre-Tax Cash Earnings Per Share of $0.47; Company Increases Guidance

          MILWAUKEE, Oct. 26 /PRNewswire-FirstCall/ - Merge Technologies Incorporated, d.b.a. Merge Healthcare (NASDAQ: MRGE; TSX: MRG), today announced financial results for the quarter ended September 30, 2005.  Revenue for the third quarter totaled a record $32.7 million, pre-tax cash earnings per share totaled $0.47, and GAAP earnings per share totaled $0.24. The Company’s cash balance at the end of the quarter was $46.5 million and there were no outstanding draws on its unsecured bank line of credit.

Third Quarter 2005 Highlights:

•	Delivered $32.7 million in revenues, $0.47 in pre-tax cash earnings per share, and $0.24 of GAAP earnings per share

•	Realized gross margins of 79% and operating margins of 38%

•

Released Cedara PET/CT Workstation as a software plug-in application available to OEM medical imaging companies and to healthcare professionals as a diagnostic software workstation that can be integrated into existing PACS and RIS/PACS solutions

•

Expanded the medical imaging software solutions available through our eCommerce platform with the launch of I-Conference™, an easy-to-use medical presentation software application, and Baby Explorer™, a 3D fetal imaging application

•

Released the native JAVA version of our market leading DICOM toolkit, continuing the Company’s commitment to medical imaging industry standards and expanding development toolkits and platforms for OEM customers

•

Developed a new version of our market leading diagnostic workstation, eFilm Workstation 2.1, which includes clinical application plug-in modules for 3D/4D, virtual colonoscopy, calcium scoring, lung nodule detection, and image stitching

•

Showcased several new and work-in-progress clinical applications in the Oncology, Orthopedics and Mammography clinical specialties, highlighting the Company’s research and engineering efforts in developing innovative software solutions for the clinical specialty markets

•	Increased line of credit to $35 million to support Merge Healthcare’s future growth and strategic investments

Analysis of Results:

          “I am pleased to report that we delivered strong financial, operational and organizational performance in our first full quarter subsequent to merging with Cedara Software Corp.,” said Richard A. Linden, President and CEO.  “These results represent the remarkable teamwork, effort, and dedication of our employees who have put forth the extra effort to merge and integrate our organizations while continuing to serve our customers, create innovative medical imaging software solutions, and sell our solutions to our target markets.  We have been especially pleased with customer response to this merger, which has been overwhelmingly positive.

          “In our first full quarter as a merged organization, we focused our merger and integration activities in four key areas:  revenue and expense synergies, product innovation, and operations management,” said Linden.  “As a result of our efforts, we can point to the following accomplishments during the quarter:

•

Revenue Synergies –We introduced Cedara Software clinical applications to the end-user healthcare market and to Merge eMed’s RIS, PACS and RIS/PACS customers.  We also successfully cross-sold RIS and PACS solutions to existing customers.  Additionally, we capitalized on opportunities within our existing OEM customer base by offering an expanded portfolio of medical imaging technologies, development platforms and products.

•

Expense Synergies – We are realizing annualized expense savings in excess of $4.5 million due to a combination of expected public company savings and the merging of certain corporate operational areas.

•

Product Innovation – Our Merge eMed product innovation team has worked closely with our customers to develop the next generation product roadmap for our RIS, PACS and RIS/PACS product lines, the results of which will be shown at RSNA (Radiological Society of North America) in late November.  In addition, the team is engineering various clinical application and advanced visualization software modules into our RIS/PACS workflow solutions, further changing and enhancing the traditional definition of RIS/PACS.

•

Operations – We merged several corporate functions and operational areas, and acquired new telecommunications systems, help desk call management systems and business and financial systems to support our growth.  Additionally, during the fourth quarter of 2005, we plan to combine our two Toronto offices into a single location.

          “Our strong results during the third quarter provide initial evidence of the operational and strategic benefits made possible by our recent merger with Cedara Software.  We continue to be encouraged by key market trends that align with our initiatives to expand our portfolio of products to include clinical applications, and to pursue new healthcare markets beyond the traditional radiology setting.  While important integration initiatives continue, and new challenges and opportunities lie ahead of us, we are confident that our strategy, market position and focus on operations will enable us to continue delivering value to our stakeholders: customers, employees and shareholders,” said Linden.

Guidance:

The Company is increasing its guidance for 2005 due to strong financial and operational performance in the quarter ended September 30, 2005.  Reported revenues for 2005 are expected to be in the range of $95 million to $98 million, up from the previous guidance of $90 million to $95 million.  The Company is also increasing its 2005 pre-tax cash earnings per share guidance to a range of  $1.60 - $1.70, up from $1.30 - $1.45, resulting in GAAP earnings per share excluding merger related costs of $0.80 - $0.85.

# # #

Merge Healthcare is a market leader in the development and delivery of medical imaging and information management software and services.  With over twenty years of leadership in the medical imaging and healthcare information technology markets, Merge Healthcare provides innovative solutions for both OEM and the end-user healthcare markets.  We custom engineer clinical and imaging applications and development tools that are on the forefront of medicine and its use of medical imaging for OEM and international customers.  We develop innovative medical imaging software solutions that support end-to-end business and clinical workflow for radiology department and specialty practices, imaging centers and hospitals.  Our innovative software solutions use leading-edge imaging software technologies that accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of patient care they provide.  Merge common stock is traded on the NASDAQ stock exchange under ticker MRGE, and Merge equivalent exchangeable shares are traded on the Toronto Stock Exchange under the ticker MRG. For additional information, visit our website at http://www.merge.com.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. When used in this press release, the words: guidance, believes, intends, anticipates, expects, and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, ability to integrate acquisitions, unexpected outcomes to any pending or future litigation, changing economic conditions, credit and payment risks associated with end-user sales, dependence on major customers, dependence on key personnel, and other risk factors detailed in filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (A)
(in thousands)

	September 30, 2005	December 31, 2004

	(unaudited)
Current assets:
Cash	$46,465	$28,067
Accounts receivable, net	34,251	11,100
Inventory	1,838	1,082
Deferred tax benefit	3,023	3,076
Other current assets	4,945	1,912

Total current assets	90,522	45,237

Property and equipment, net	3,758	1,497
Purchased and developed software, net	22,633	9,751
Acquired intangibles, net	12,359	1,183
Goodwill	348,575	21,167
Other	2,350	108

Total assets	$480,197	$78,943

Current liabilities:
Accounts payable	$6,071	$2,020
Other accrued liabilities	10,329	2,616
Deferred revenue	12,129	8,678

Total current liabilities	28,529	13,314
Deferred tax liability and other	2,268	2,062

Total liabilities	30,797	15,376
Shareholders’ equity	449,400	63,567

Total liabilities and shareholders’ equity	$480,197	$78,943

(A)

The condensed consolidated balance sheets should be read in conjunction with the Company’s Annual Report on Form 10-K for fiscal 2004 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005, expected to be filed on or prior to November 9, 2005.

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (A)
(in thousands, except share data)
(unaudited)

	2005	2004	2005	2004

Net sales:
Software and other	$24,744	$6,280	$45,608	$18,549
Services and maintenance	7,979	3,027	16,389	8,302

Total net sales	32,723	9,307	61,997	26,851

Cost of sales:
Software and other	2,144	964	5,199	3,040
Services and maintenance	3,451	1,490	7,564	4,525
Amortization	1,211	754	3,897	2,034

Total cost of sales	6,806	3,208	16,660	9,599

Gross margin	25,917	6,099	45,337	17,252

Operating costs and expenses:
Sales and marketing	4,252	1,683	8,787	5,088
Product research and development	3,513	559	5,914	1,464
General and administrative	4,392	1,258	9,832	3,194
Acquired in-process research and development	57	—	13,046	—
Restructuring and other expenses	160	—	749	—
Depreciation and amortization	990	202	2,282	587

Total operating costs and expenses	13,364	3,702	40,610	10,333

Operating income	12,553	2,397	4,727	6,919
Total other income, net	160	92	324	252

Income before taxes	12,713	2,489	5,051	7,171
Income tax expense	4,596	252	6,715	2,083
Net income (loss)	$8,117	$2,237	$(1,664)	$5,088

Net income (loss) per share – basic	$0.25	$0.17	$(0.08)	$0.39

Weighted average number of common shares outstanding – basic	32,491,717	13,039,123	21,722,210	12,964,960

Net income (loss) per share – diluted	$0.24	$0.16	$(0.08)	$0.37

Weighted average number of common shares outstanding – diluted	34,271,312	13,748,894	21,722,210	13,773,599

(A)

These condensed consolidated statements of operations should be read in conjunction with the Company’s Annual Report on Form 10-K for fiscal 2004 and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2005, expected to be filed on or prior to November 9, 2005.

Key Financial Metrics and Non-GAAP Reconciliation

The Company believes that earnings before amortization and depreciation, merger transaction related costs and income taxes (“pre-tax cash earnings”) are a meaningful indicator of the Company’s core operating performance.  This non-GAAP financial measure should be viewed as supplemental to, and not as an alternative for, the Company’s GAAP financial measures and is reconciled as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,

	2005	2004	%	2005	2004	%

	(in thousands, except per share data)
The Company’s Key Financial Results Reported On GAAP Basis:
Net sales	32,723	9,307	252%	61,997	26,851	131%
Gross margin	79%	66%		73%	64%
Operating income	12,553	2,397	424%	4,727	6,919	-32%
Operating margin	38%	26%		8%	26%
Net income (loss)	8,117	2,237	263%	(1,664)	5,088
Earnings (loss) per share - diluted	$0.24	$0.16	50%	$(0.08)	$0.37
Weighted average shares of common stock outstanding – diluted	34,271	13,749		21,722	13,774
GAAP to Non-GAAP Reconciliation
GAAP net income (loss)	$8,117	$2,237	263%	$(1,664)	$5,088
Income tax	4,596	252		6,715	2,083
GAAP income before tax	12,713	2,489	411%	5,051	7,171	-30%
Amortization and depreciation	2,201	956		6,179	2,621
Restructuring, transaction expense and purchase accounting related costs	1,230	—		15,827	—
Non GAAP pre-tax cash earnings	16,144	3,445	369%	7,057	9,792	176%
Non GAAP pre-tax cash earnings per share - diluted	$0.47	$0.25	88%	$1.18	$0.71	66%
Weighted average shares of common stock outstanding – diluted	34,271	13,749		22,924	13,774

SOURCE  Merge Healthcare
          -0-                                        10/26/2005
          /CONTACT: Scott Veech, Chief Financial Officer, or Richard Linden, President & CEO, both of Merge Healthcare, +1-414-977-4000/
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          (MRGE MRG.)